SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Interchange Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
            _______________________________________________

         2) Aggregate number of securities to which transaction applies:
            _______________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _______________________________________________

         4) Proposed maximum aggregate value of transaction:
            _______________________________________________

         5) Total fee paid:
            _______________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            _______________________________________________

         2) Form, Schedule or Registration Statement No.:
            _______________________________________________

         3) Filing Party:
            _______________________________________________

         4) Date Filed:
            ________________________________________________

Anthony D. Andora
Chairman of the Board


Dear Interchange Stockholder:

     On behalf of the Board of Directors and management of Interchange Financial Services Corporation, you are cordially invited to attend the 2000 Annual Meeting of Stockholders to be held at 3:00 p.m. on Thursday, April 27, 2000 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey.

     The Notice of the Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. We have also enclosed a copy of the Company's Annual Report.

     In order to ensure that your shares are represented at the Annual Meeting, please promptly vote, date, sign and return your proxy for the meeting even if you plan to attend. You may vote in person at that time if you so desire.

     Thank you for your prompt attention to this important matter.


                                                     Sincerely,

                                                     /s/ Anthony D. Andora
                                                     ______________________
                                                     Anthony D. Andora

March 30, 2000

                   Interchange Financial Services Corporation
                              Park 80 West/Plaza II
                             Saddle Brook, NJ 07663
                                 (201) 703-2265


--------------------------------------------------------------------------------
                    Notice of Annual Meeting of Stockholders
                          To Be Held on April 27, 2000
--------------------------------------------------------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Interchange Financial Services Corporation (the "Company") will be held at 3:00 p.m. on Thursday, April 27, 2000 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey to consider and act upon the following matters:

     1. The election of four directors.

     2. To consider and vote upon the Outside Director Incentive Compensation Plan (a copy of which appears as Appendix A to the Proxy Statement).

     3. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000.

     4. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Company knows of no other business to be brought before the Annual Meeting.

     Stockholders of record at the close of business on March 27, 2000 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The Company's Proxy Statement for the Annual Meeting accompanies this Notice and a form of proxy is enclosed herewith. You are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed return envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.


                                           By Order of the Board of Directors

                                           /s/ Benjamin Rosenzweig
                                           ________________________
                                           Benjamin Rosenzweig
                                           Secretary


Your vote is important. Please complete, sign, and return promptly the enclosed proxy in the postage-paid envelope provided even if you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may then withdraw your proxy and vote in person, if you wish.


Saddle Brook, New Jersey
March 30, 2000

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       of
                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                              Park 80 West/Plaza II
                             Saddle Brook, NJ 07663

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 2000
--------------------------------------------------------------------------------


General

     This proxy statement and the accompanying proxy/voting card (proxy card) are being mailed beginning March 30, 2000, in connection with the solicitation of proxies by the Board of Directors of Interchange Financial Services Corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m. on April 27, 2000 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey and at any adjournment thereof. Proxies are solicited to give all stockholders of record at the close of business on, March 27, 2000 (the "Record Date"), an opportunity to vote on matters that come before the Annual Meeting. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote on the proposal to elect four directors of the Company, to consider and vote upon the Outside Director Incentive Compensation Plan and to ratify the appointment by the Board of Directors of the Company's independent auditors for the year ending December 31, 2000.

     Proxies will be solicited by mail. Some directors, officers, and other employees of the Company may also solicit proxies in person and by telephone or otherwise. The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company will reimburse brokers and others who are record holders of its shares for the reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

Voting Rights, Revocability of Proxies and Proxy Information

     The Company's common stock, no par value (the "Common Stock"), is the only class of voting security of the Company. As of the Record date, 6,518,864 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If no instructions are indicated, properly executed proxies will be voted for the election of the nominees for directors named herein, the approval of the Outside Director Incentive Compensation Plan described herein and for ratification of auditors described herein. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

     A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and withholding of votes for directors will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (so-called broker non-votes) will not be counted as votes cast. Proxies marked as abstentions, withhold or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is necessary to approve the Outside Director Incentive Compensation Plan and ratify the appointment of Deloitte & Touche, LLP as independent auditors of the Company.

     A stockholder who grants a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and at any adjournment thereof. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Benjamin Rosenzweig, Secretary, Interchange Financial Services Corporation, Park 80 West/Plaza II, Saddle Brook, New Jersey, 07663.

1.  Election of Directors

     (Item 1 on Proxy Card)

     The first item to be acted upon at the Annual Meeting is the election of four directors. The Company's Board of Directors currently consists of thirteen members. In accordance with the Company's Certificate of Incorporation, the Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

      Unless contrary instruction is given, it is intended that the named proxies will vote in favor of each of the four nominees listed below.

     Each nominee for director and each continuing director also serves as director of Interchange Bank (the "Bank"), a subsidiary of the Company. Richard
A. Gilsenan who served as a director of the Company and the Bank will continue to serve as a director of the Bank. However, Mr. Gilsenan was not nominated to serve as a director of the Company. If a nominee should become unavailable for any reason, which management does not anticipate, the proxy will be voted for a substitute or, if no substitute is selected, the number of directors may be reduced. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected, and no director, nominee or executive officer is related to any other director, nominee or executive officer by blood, marriage or adoption.

Nominees and Directors

Nominees to be elected Directors for a terms of three years expiring in 2003

DONALD L. CORRELL, age 49, is Chairman, President and CEO (since 1992) of United
     Water Resources, Inc. which is a holding company whose subsidiaries are active in public water supply, water-related services and real estate. Mr. Correll has been a member of the Board of Directors of the Company and the Bank since 1995 and serves on the Audit Committee, Nominating Committee, Corporate Planning and Finance Committee, and Compensation/Stock Option Committee and is an alternate member of the Executive Committee.

JAMES E. HEALEY, age 58 is Senior Vice President and Chief Financial  Officer of
     Nabisco Group Holdings, Inc. (since 1999), which owns 80.5% of world wide food manufacturer Nabisco Holdings, Inc. of which he is Executive Vice President and Chief Financial Officer since 1997. He is a Trustee of Pace University in New York and a Certified Public Accountant. Mr. Healey was formerly Vice President and Treasurer (since 1995) of Bestfoods (formerly CPC International, Inc.) and Comptroller (since 1987). Mr. Healey has been a member of the Board of Directors of the Company and the Bank since 1993. He is Chairman of the Compensation/Stock Option Committee and serves on the Audit Committee, Corporate

     Planning and Finance Committee, Investment Committee and is an alternate member of the Executive Committee.

JEREMIAH F.  O'CONNOR,  age 66, is currently a principal  of NW Financial  Group
     (since 1996), a financial advisory firm. Mr. O'Connor was formerly a Managing Director of NatWest Financial Markets Group (since 1994). Mr. O'Connor has been a member of the Board of Directors of the Company since
     1984 and the Bank since 1969. He is Vice Chairman of the Board. He is Chairman of the Oversight/Insider Committee and serves on the Executive Committee, Corporate Planning and Finance Committee, Nominating Committee and Compensation/Stock Option Committee.

ROBERT P.  RITTEREISER,  age 61, is  Chairman  and Chief  Executive  Officer  of
     Gruntal  Financial  Corporation,  an investment  services firm based in New
     York City. He is Chairman of Yorkville Associates Corp., a private investment and financial advisory concern formed in April 1989. He served as a Trustee of the DBL Liquidating Trust from April 1992 until April 1996. He has been a Director of the Company and of the Bank since July 1989. He is Chairman of the Corporate Planning and Finance Committee and a member of the Compensation/Stock Option Committee, the Investment Committee, the Oversight/Insider Committee and the Executive Committee.


Directors to continue in office for terms expiring in 2002

ANTHONY S. ABBATE, age 60, is President and Chief Executive Officer. Mr. Abbate has been a member of the Board of Directors of the Company since 1984 and the Bank since 1981. He is a member of the Executive Committee and the Corporate Planning and Finance Committee and serves ex-officio on all Committees.

ANTHONY R. COSCIA, age 40, is a partner and executive committee member of the law firm of Windels Marx Lane & Mittendorf, LLP in New York and New Brunswick, New Jersey. He is currently serving his third term as Chairman of the New Jersey Economic Development Authority. Mr. Coscia has been a member of the Board of Directors of the Company and the Bank since 1997. He serves on the Audit Committee, Oversight/Insider Committee and is an alternate member of the Executive Committee.

JOHN J. ECCLESTON, age 74, is a principal in the firm of R.D. Hunter & Company, Certified Public Accountants. Prior to January 1995, he was Senior Partner of John J. Eccleston & Company, Certified Public Accountants. Mr. Eccleston has been a member of the Board of Directors of the Company since 1984 and the Bank since 1969. He is Chairman of the Audit Committee and a member of the Executive Committee, the Investment Committee, the Oversight/Insider Committee and Corporate Planning and Finance Committee.

ELEANORE S.  NISSLEY,  age 68, is a  commercial  real estate  investor,  and she serves as Vice Chairperson of Hackensack Meadowlands Development Commission. Mrs. Nissley has been a director of the Company and of the Bank since 1992. She is a member of the Audit Committee, the Oversight/Insider Committee and the Nominating Committee and is an alternate member of the Executive Committee.

Directors to continue in office for terms expiring in 2001

ANTHONY D. ANDORA,  age 69, is President  of Andora,  Palmisano & Geaney,  a law
     firm in Elmwood Park, New Jersey. Mr. Andora has been a member of the Board of Directors of the Company since 1984 and of the Bank since 1969. He is Chairman of the Board, the Executive Committee and the Nominating Committee. He is a member of the Corporate Planning and Finance committee and is ex-officio on all committees.

DAVID R. FICCA, age 68, is a board member of Richton International Corporation.
     In March 1988 he retired from his position as Vice Chairman, of Kidde, Inc, a multi-market manufacturing and service organization. He has been a Director of the Company since 1984 and of the Bank since 1983. He is a member of the Executive Committee, the Oversight/Insider Committee, the Corporate Planning and Finance Committee and the Compensation/Stock Option Committee.

NICHOLAS R. MARCALUS,  age 56, is President & CEO of Marcal Paper Mills, Inc., a
     manufacturer of paper products, in Elmwood Park, New Jersey, and serves as a board member of that organization. Mr. Marcalus has been a member of the Board of the Company and the Bank since 1997, and serves on the Compensation/Stock Option Committee, Investment Committee and is an alternate on the Executive Committee.

BENJAMIN  ROSENZWEIG,  age 74, is the  Senior  Executive  Partner  of Azco Steel
     Company, Saddle Brook, New Jersey, a nationwide steel distributor. He has been a member of the Board of Directors of the Company since 1984 and of the Bank since 1976 and is Secretary of the Company and the Bank. He serves as a member of the Executive Committee, Compensation/Stock Option Committee, Oversight/Insider Committee and the Nominating Committee and is Chairman of the Investment Committee.

     Each of the directors has held the same position or another position with the same employer during the past five years, unless otherwise indicated.


Board Committees, Meetings and Compensation

     The Company has an Audit Committee of the Board of Directors consisting of Mrs. Nissley, Messrs. Correll, Coscia, Eccleston (Chairman) and Healey. This committee reviews significant audit, accounting and other principles, policies and practices, the activities of independent auditors and of the Company's internal auditors, and the conclusion and recommendations of auditors and the reports of regulatory examiners upon completion of their respective audits and examinations. The committee met four times in 1999.

     The Compensation/Stock Option Committee administers management incentive compensation plans, including the Company's stock option plan. The committee makes recommendations to the Board with respect to compensation of directors and executive officers. The Committee, which met two times in 1999, consists of Messrs. Correll, Ficca, Healey (Chairman), Marcalus, O'Connor, Rittereiser and Rosenzweig.

     The Nominating Committee advises and makes recommendations to the Board concerning the selection of candidates as nominees for election as directors. The committee consists of Mrs. Nissley, Messrs. Andora (Chairman), Correll, O'Connor and Rosenzweig and met twice in 1999. The committee will consider nominations recommended by stockholders. In accordance with the Company's by-laws, such nominations, together with accompanying biographical material, must be in writing and should be addressed to the Secretary of the Company and the Bank and must be received not later than January 2 of the year of the annual meeting of stockholders.

     In 1999, each director not employed by the Company was paid a retainer of $1,000. The chairman of the Board, Vice-Chairman of the Board and Secretary of the Board received additional retainers of $500, $250 and $100, respectively. In addition, each director not employed by the Bank was paid a retainer at an annual rate of $10,000, a fee of $150 for each board meeting attended, a fee of $125 for each executive committee meeting attended and a fee of $100 for attendance at other committee meetings. The Chairman of the Board, the Vice-Chairman of the Board and Secretary of the Company and the Bank received additional retainers of $16,500, $13,500 and $2,000, respectively. Directors who are chairmen of committees, which act in a dual capacity for the Company and the Bank, receive an additional retainer of $2,000 annually. A director who is an employee of the Company or any subsidiary receives no retainer or fees.

     During 1999, the Board of Directors of the Company and the Bank held 12 meetings each. All incumbent directors, except Messrs. Gilsenan and Rittereiser, attended at least 75% of the aggregate meetings of such Boards of Directors and the committees of such Board of Directors on which they served which were held during fiscal year 1999.

     Directors, excluding directors who are employed by the Bank, participate in a retirement benefit plan which entitles the director to receive upon retirement either (1) an amount equal to the annual retainer being paid directors (exclusive of additional amounts paid to the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Company and the Bank and to committee chairmen) multiplied by his or her years of service on the board; or
(2) an amount based
on the cash surrender value of a life insurance or annuity contract purchased by the Bank. The insurance policies or annuity contracts are owned by the Bank and annual contributions of $5,000 are made by the Bank for each director who has completed five years of service as a director. The Bank's contribution increases by $1,000 for each year's service until it reaches $10,000 annually, the level at which it remains. Benefits to a director who retires after ten years of service are equal to the greater of (1) or (2) above. Any director who retires after completing at least five years, but less than ten years, of service are entitled to benefits only under (2) above.

Amount and Nature of Beneficial Ownership

     The following table sets forth information concerning the ownership of the Company's common stock as of February 29, 2000, for (a) certain beneficial owners known to the Company to own more than five percent of the Common Stock;
(b) each director and nominee for director; (c) each of the named executive officers (as defined in Note (1) of the Summary Compensation Table, herein) not listed as a director; and (d) all directors and executive officers as a group. Except as otherwise noted, the nominees, the directors and the executive officers or family members had sole voting and investment power with respect to such securities.

                                                    Beneficially   Deferral                 Percent
                       Name                          Owned         Plans (1)     Total      of Class
   ---------------------------------------------  ------------    ------------  ----------  ---------
                         (a)
   Interchange State Bank Capital Investment Plan
   Park 80 West/Plaza Two
   Saddle Brook, NJ  07663. . . . . . . . . . .                      263,809     263,809      4.0 %

   First Union Corporation
   One First Union Center
   Charlotte, NC  28288. . . . . . . . . . . . .      341,617 (2)                341,617      5.2

                       (b)
   Anthony S. Abbate. . . . . . . . . . . . . .       169,172 (3)     19,336     188,508      2.9
   Anthony D. Andora. . . . . . . . . . . . . .       167,844                    167,844      2.6
   Donald L. Correll . . . . . . . . . . . . .          5,822                      5,822        *
   Anthony R. Coscia. . . . . . . . . . . . . .         6,950                      6,950        *
   John J. Eccleston. . . . . . . . . . . . . .        82,424                     82,424      1.3
   David R. Ficca. . . . . . . . . . . . . . .         84,057 (4)                 84,057      1.3
   Richard A. Gilsenan . . . . . . . . . . . .         27,162                     27,162        *
   James E. Healey. . . . . . . . . . . . . . .        25,300                     25,300        *
   Nicholas R. Marcalus. . . . . . . . . . . .          1,625                      1,625        *
   Eleanore S. Nissley. . . . . . . . . . . . .        45,660                     45,660        *
   Jeremiah F. O'Connor. . . . . . . . . . . .         56,811                     56,811        *
   Robert P. Rittereiser. . . . . . . . . . . .        27,168                     27,168        *
   Benjamin Rosenzweig. . . . . . . . . . . . .       108,117                    108,117      1.7

                       (c)
   Patricia D. Arnold . . . . .  . . . . . . ..         8,670 (5)     12,733      21,403        *
   Frank R. Giancola. . . . . . . . . . . . . .        21,414 (6)     19,148      40,562        *
   Anthony Labozzetta . . . . . . . . . . . . .        13,065 (7)     10,430      23,495        *

                       (d)
   Directors and executive officers as a
      group (16 persons). . . . . . . . . . . .       851,261 (8)     61,647     912,908     13.9

   ---------------------------------------------

*    Does not exceed one percent of class
1. Shares held in deferred compensation accounts to which individuals have sole power to vote but no investment powers.

2. Includes beneficial ownership of 298,248 shares to which First Union Corporation has sole power to vote and 40,769 for which it has shared power to vote and 2,600 for which it has investment discretionary capacity. First Union Corporation has sole investment power for 292,353 shares and shared investment power for 40,769 shares.

3. Includes beneficial ownership of 36,994 shares, which may be acquired upon the exercise of stock options exercisable within 60 days.

4. Includes beneficial ownership of 1,689 shares held by a foundation to which Mr. Ficca has sole voting power and shared investment power.

5. Includes beneficial ownership of 5,633 shares, which may be acquired upon the exercise of stock options exercisable within 60 days.

6. Includes beneficial ownership of 14,728 shares, which may be acquired upon the exercise of stock options exercisable within 60 days.

7. Includes beneficial ownership of 6,620 shares, which may be acquired upon the exercise of stock options exercisable within 60 days.

8. Includes beneficial ownership of 63,975 shares, which may be acquired upon the exercise of stock options exercisable within 60 days, awarded under an employee incentive compensation plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Company's common stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transactions in the Company's securities and furnish the Company with copies of all such reports they file. Based upon the copies of those reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1999, were met in a timely manner by its executive officers, board members and greater than ten percent stockholders, with the exception of the late filing by Messrs. Andora and Marcalus, of one Form 4 each. Mrs. Arnold and Messrs. Abbate, Giancola and Labozzetta filed Forms 5 late due to delays with respect to shares allocated to their accounts in the Capital Investment Plan ("401(k)") caused by administrative delays.

                                        SUMMARY COMPENSATION TABLE

                                          Annual Compensation              Long-term Compensation
                                  ------------------------------------- ----------------------------
                                                          Other          Restricted                     All Other
                                                          Annual           Stock          Options      Compensation
Name and Principal Position  Year  Salary($)   Bonus($)  Compensation ($) Awards($)(3) (No. of Shares)    ($)(2)
---------------------------- ----- --------   --------- ---------------- ------------  -------------- -------------

Anthony S. Abbate . . . . .  1999 $327,500  $ 117,081          -        $ 100,706      $ 12,500          $ 77,999
    President and CEO        1998  315,000     99,225          -          119,700        11,500            61,309
                             1997  300,000     86,250          -          112,500        12,000            49,581

Anthony Labozzetta . . . . . 1999  132,000     33,600          -           26,400         4,000             4,477
    Executive Vice President 1998  120,000     37,800          -           27,000         4,000             4,066
    Chief Financial Officer  1997  107,675     33,263     11,080           23,135         4,500             3,657

Frank R. Giancola . . . . .  1999  131,000     33,405          -           10,551 (5)     4,000             5,753
    Senior Vice President    1998  127,500     40,163          -            6,375         4,000             4,997
                             1997  125,000     35,937        463            8,965         4,500             4,464

Patricia D. Arnold . . . . . 1999  120,000     30,600          -            6,000         4,000             4,380
    Senior Vice President    1998  106,667     34,650          -           18,700         4,000             4,187
                             1997   91,862     17,238      3,330            6,104         4,500             3,040
--------------------------

(1)Includes the President and CEO and all other executive officers whose total annual salary and bonus exceeded $100,000 in 1999.
(2)Represents payments as shown below:

                                          Year   Abbate   Labozzetta  Giancola  Arnold
                                         -----  -------   ----------- --------  --------

Amounts contributed to 401(k)plan        1999   $ 6,400     $4,103     $5,136    $4,008
                                         1998     5,433      3,551      4,216     3,514
                                         1997     4,800      3,230      3,750     2,756

Value of life insurance premium paid     1999     3,564        374        617       372
    in respect to coverage in excess     1998     4,500        515        781       673
    of $50,000                           1997     3,150        427        714       284

Contribution to life insurance policy/   1999         - (4)      -          -
    annuity contract                     1998         - (4)      -          -         -
                                         1997    10,000          -          -         -

Premium paid on disability policy        1999     7,860          -          -         -
                                         1998     7,614          -          -         -
                                         1997     7,287          -          -         -

Contribution to Supplemental Executives' 1999    60,175 (4)      -          -         -
    Retirement Plan                      1998    43,762 (4)      -          -         -
                                         1997    24,344 (5)      -          -         -
--------------------------

(3) The unvested restricted stock awards granted, to date, (adjusted for the effects of 3 for 2 stock splits granted in both 1997and 1998), totaled 1,799, 25,453, 4,461 and 3,474 for Mrs. Arnold and Messrs. Abbate, Labozzetta and Giancola, respectively. The value of such awards at December 31, 1999, were $29,459, $416,793, $73,049 and $56,887, respectively. The value of these shares at the date of grant is reflected in the table above. The awards for Mrs. Arnold and Messrs. Abbate, Labozzetta, and Giancola vest in three years following the date of grant provided they do not terminate their employment during that period. Dividends will be paid on all restricted stock awards.

(4) In 1998, the Board of Directors amended the Supplemental Executives' Retirement Plan to provide Mr. Abbate with the retirement benefits he is entitled to as a member of the Board of Directors. The 1999 and 1998 contribution to the Supplemental Executives' Retirement Plan includes the costs associated with the life insurance policy.

(5) The 1999 restricted stock award for Mr. Giancola amounting to $10,551 is attributable to an adjustment to correctly reflect his achievement under the 1998 incentive plan.

Stock Option Grants in Last Fiscal Year*

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 1999. All options granted during the year were incentive stock options:

                                                                                                  Potential Realized Value
                                Number of      % of Total                                          at Assumed Annual Rates
                               Securities         Options                                        of Stock Price Appreciation
                               Underlying       Granted to       Exercise or                          For Option Term (3)
                                 Options       Employees in      Base Price     Expiration     -----------------------------
           Name                Granted (1)      Fiscal Year      ($/Sh) (1)      Date (2)           5%             10%
---------------------------   -------------    --------------   -------------   ------------   -------------   -------------

Anthony S. Abbate                   12,500              21.8%         $16.50     2/24/2010        335,960         534,959
Anthony Labozzetta                   4,000               7.0           16.50     2/24/2010        107,507         171,187
Frank R. Giancola                    4,000               7.0           16.50     2/24/2010        107,507         171,187
Patricia Arnold                      4,000               7.0           16.50     2/24/2010        107,507         171,187

---------------------------

* The grant of stock options presented in this table was made in early 2000 based upon 1999 performance criteria.

(1) The exercise price was based on the closing price of a share of the Company's stock on the date of grant as reported on the American Stock Exchange.

(2) Options are exercisable starting one year from the date of grant and become vested 1/3 each year from the grant date. Options expire if not exercised within 10 years of grant date.

(3) Pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission in the proxy disclosure rules and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's per share stock price would be $26.88 and $42.80 if the increase was 5% and 10%, respectively, compounded annually over the option term.


Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

                                                      Number of Securities
                                                     Underlying Unexercised            Value of Unexercised
                                                      Options at Year End              In-the-Money Options
                        No. Shares                 --------------------------           at Year-end (2)
                        Acquired on    Value         Shares        Shares       ------------------------------
        Name            Exercise     Realized (1)  Exercisable  Unexercisable    Exercisable      Unexercisable
---------------------  -----------   ------------ ------------ ---------------  --------------   ---------------

Anthony S. Abbate               -            -       36,994         24,167        $230,852              -
Anthony Labozzetta              -            -        6,620          8,917           6,870           $281
Patricia D. Arnold            312      $ 2,501        5,633          8,167          10,420              -
Frank R. Giancola           4,570       53,309       14,728          8,167          95,374              -

---------------------

(1) Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.
(2) Pre-tax gain. Value of unexercised in-the-money options based on the December 31, 1999 closing price of $16.375 as reported on the American Stock Exchange.


           PENSION PLAN AND SUPPLEMENTAL EXECUTIVES' RETIREMENT PLAN

     The Company, through the Bank, maintains a non-contributory defined benefit pension plan covering all eligible employees including Mrs. Arnold, Messrs. Abbate, Giancola and Labozzetta. Retirement income is based on years of service under the Plan and, subject to certain limits, on final average compensation.

     The Company maintains a Supplemental Executives' Retirement Plan (the "SERP"), a non-qualified plan intended to provide retirement income that would have been paid but for limitations imposed by the Internal Revenue Code under the qualified plan. In 1998, the Company amended the Plan to include the director related retirement benefits relating to Mr. Abbate's membership in the Board of Directors. Benefits under the SERP are paid from the general assets of the Company.

     The following table shows the annual benefits payable based on a range of average compensation (comprised solely of base salary) and years of future service at normal retirement date.

Pension Plan

         5-Year                Years of Service at Normal Retirement Date
        Average     -----------------------------------------------------------------
      Compensation        5            10           20           30            35
      ------------- ------------ ------------- ------------ ------------ -------------
          $100,000     $ 5,795       $11,589     $ 23,178     $ 34,767      $ 40,562
           150,000       9,545        19,089       38,178       57,267        66,182
           200,000      13,295        26,589       53,178       79,767        93,062
           250,000      17,045        34,089       68,178      102,267       119,312
           300,000      20,795        41,589       83,178      124,767       145,562
           400,000      28,295        56,589      113,178      169,767       198,062

--------------------

Footnotes:

1.   This Plan was effective January 1, 1993.

2. Benefits calculated are based on base salary and total credited service at normal retirement date from the later of (a) January 1, 1993 or (b) date of hire. The benefits above are inclusive of both benefits from the qualified defined benefit plan and from the defined benefit portion of the supplemental plan. Currently, the supplemental plan only covers Mr. Abbate.

3. Average compensation is the average of base salary over the five (5) consecutive calendar years producing the highest average.

4. The chart reflects a Social Security integration level based on the average age of the executive officer group, which was 46 years as of December 31, 1999.

5. Annual benefit is payable as a life annuity which is the normal form of retirement benefit for non-married participants. For married participants, the normal form of benefit is an actuarial equivalent joint and 50% survivor annuity.

6. At December 31, 1999, the estimated credited years of service for purposes of computing the retirement benefits under the Pension Plan and the SERP for the named executive officers are as follows: Mr. Abbate - 7 years; Mr. Labozzetta - 4 years; Mr. Giancola - 7 years; and Mrs. Arnold - 7 years.


     The Company also maintains a Capital Investment Plan ("401(k)") covering all eligible employees. Retirement income is based on the value of each participant's account balance and is paid upon retirement, termination of employment, disability or death. The SERP also supplements the retirement benefits payable to certain participants under the 401(k). At present, only Mr. Abbate participates in the SERP. These benefits are intended to provide participants with an amount (plus earnings) that the Company would have contributed under the 401(k) as matching employer contributions and for fixed employer contributions (in excess of the amounts the Company actually contributed) but for certain limitations imposed by the Internal Revenue Code under the 401(k). The benefits under the SERP with respect to the 401(k) are to be paid in lump sum in cash at the same time as the distribution of a participant's account balance is made under the 401(k).

Compensation/Stock Option Committee Report on Executive Compensation

     The Compensation/Stock Option Committee is responsible for reviewing and recommending executive compensation to the full board for action and administering  the  Company's  executive  compensation  programs and plans.  The
Committee reports regularly to the Board of Directors. During 1999, the Committee consisted of seven Directors who were not employees of the Company, and also, therefore, were not eligible to participate in such programs and plans.

     Compensation Strategy

     The objectives of this Committee are to attract and retain top quality executives and provide compensation programs designed to motivate and reward executives to achieve business goals that foster both the enhancement of long-term stockholder values through stock appreciation and dividend yield, and the long-term best interests of the organization. Compensation programs for executives are designed to link compensation to the performance of the Company and generally provide competitive compensation for executives at the seventy-fifth percentile of peer group banks and other organizations of similar size, performance and geographic location. The committee utilizes professional surveys prepared by outside consultants focusing on compensation levels of the aforementioned peer group in order to assure competitiveness in its compensation programs. The compensation mix reflects a balance of cash awards, including incentive awards, and equity-based incentives. Annual cash compensation (base salaries and annual bonus) is established based on the achievement of corporate financial targets and individual performance. The Stock Option and Incentive Plan, approved by stockholders in 1999, is intended to function as the basis for fostering alignment of executive compensation with the interests of stockholders.

     The policies with respect to each of these compensation elements as well as the basis for determining the compensation level of executive officers, including the President and CEO, Mr. Abbate, are described below:

     Base salary

     Base salaries for executive officers are based on the salary ranges that are established by the Committee annually for each position. These position salary ranges are determined by evaluating the responsibilities and account abilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including President and CEO, is reviewed annually and adjusted within the position range based upon a performance evaluation. Evaluations of other executive officers are submitted to the committee by the President and CEO. These evaluations, and an evaluation of the President and CEO by the committee, are reviewed and submitted together with the committee's recommendations to the full board for action. Salary increases are generally based upon the extent to which the executive is considered to have contributed to a furtherance of the Company's goals and/or met objectives specifically assigned to that individual.

     Annual Bonus

     The Management Incentive Plan is an incentive plan designed to reward key management employees for achievement of specific financial, individual and business results for the year. The specific financial targets, which are weighted equally, are primarily based upon (i) the year-to-year increase in the Company's net after-tax earnings and (ii) achievement of target return on equity. The targeted goal is established annually through the budgeting process which is reviewed and approved by the board using input relating to performance opportunities for the year and the historical performance results of the Company. Individual and business results are pre-established targets for specific objectives relating to the executives' area of responsibility. An objective of the Management Incentive Plan is to relate a portion of the executives' compensation to the overall financial results of the Company for the year. The bonus for 1999 (paid in 2000) reflects the achievement in excess of 100 percent of the financial targets set in 1999. The Board reserves the right to award discretionary bonus awards in the event the financial target is either not met or is exceeded. No discretionary bonuses were paid in 1999. In so doing, the committee, among other matters, will take into account whether the Company, while not reaching its threshold target, has performed better on a comparable basis than its peers. In addition to the attainment of the earnings target, the level of the President and CEO's annual bonus award is also based upon performance related factors including various predetermined strategic objectives.

     A portion of the incentive compensation awarded to executive management is in the form of restricted stock. The restriction is for three years and the restricted stock is forfeitable upon termination of employment during that time period. In addition, executive officers were given the option to utilize their cash bonus to purchase two-year restricted, forfeitable stock at a twenty-five percent discount. The excess of market value over the purchase price is included in the summary compensation table as other annual compensation.

        Stock Option and Incentive Plan

     The Stock Option and Incentive Plan of 1997 (the "Plan") approved by stockholders, is designed to align stockholders' and executive officers' interests. The Compensation/Stock Option Committee administers the Plan and that committee reviews the awards and submits recommendations to the full board for action. Stock options are granted on a discretionary basis with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the American Stock Exchange. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the Common Stock occurs over a specified number of years.

     The Plan also provides for the issuance of incentive stock awards as determined by the Board of Directors of the Company. Certain key executives may be awarded incentive compensation in the form of 3-year restricted stock, which is forfeitable upon termination of employment during that time period. Key employees may also use their cash bonus to purchase two-year restricted stock at a twenty-five percent discount. All amounts in excess of the purchase price of this stock are forfeitable should they terminate their employment during that time period. Incentive stock awards are an important factor in attracting and motivating key executives who will dedicate their maximum efforts toward the advancement of the Company.

     A total of 637,875 shares were made available for option and incentive awards under the Plan of which 382,316 shares have been granted to date. Options granted in 1999 and those granted in 2000 as a result of 1999's performance are included in the summary compensation table.

    CEO Compensation

     The compensation of the President and CEO, Mr. Anthony S. Abbate, is reviewed by the Compensation/Stock Option Committee which presents its recommendations to the board for action. Mr. Abbate participates in the same plans as the other executive officers, including the base salary program, the annual Management Incentive Plan, the Stock Option Plan, and the staff benefit programs as outlined elsewhere in this Proxy Statement. Mr. Abbate also participates in the Supplemental Executives' Retirement Plan. Mr. Abbate receives no compensation for his duties as a director. The committee bases Mr. Abbate's compensation on the same criteria used for all executive officers with particular emphasis on the factors which will promote the Company's long-term growth, organization stability, and financial strength. Mr. Abbate's salary was at the seventy-fifth percentile of the 1999 salary range for his position and his annual cash bonus for 1999 performance was based upon achieving 101.0% of targeted financial goals for that year. Mr. Abbate continues to provide the Company and the Bank with exemplary leadership, vision and commitment, and strives to meet the long-term strategic goals.

                         Submitted by the Compensation/Stock Option Committee
                                                    James E. Healey, Chairman
                                                    Donald L. Correll
                                                    David R. Ficca
                                                    Nicholas R. Marcalus
                                                    Jeremiah F. O'Connor
                                                    Robert P. Rittereiser
                                                    Benjamin Rosenzweig

                        FIVE-YEAR PERFORMANCE COMPARISON

     The graph below provides an indicator of cumulative total stockholder returns for the Company as compared with a Peer Group (1) and the AMEX Market Value Index.


                                                     Cumulative Total Return
                                            -----------------------------------------------
                                              12/94   12/95   12/96   12/97   12/98   12/99
                                            -------   -----   -----   -----   -----   -----

INTERCHANGE FINANCIAL SERVICES CORPORATION    100     148     188     346     293     303
PEER GROUP                                    100     125     148     238     235     213
AMEX MARKET VALUE                             100     129     131     163     175     224

Assumes $100 invested on December 31, 1994, in Interchange Common Stock, the
AMEX Market Value Index and Peer Group Common Stock.

Total Stockholder returns assumes reinvestment of dividends.

Footnote
(1) The Peer Group is comprised of 17 banking institutions in Connecticut, New Jersey and New York with asset size of at least $250 million, but less than $1 billion, as of September 30, 1999 the most recently available information as reported in the SNL Quarterly Bank Digest of December 1999. The banking institutions included are: First International Bancorp and NMBT Corp. (CT); Center Bancorp Inc., Greater Community Bancorp, Unity Bancorp and Vista Bancorp (NJ); Alliance Financial Corp., Arrow Financial Corporation, CNB Financial Corp., First of Long Island Corporation, Iroquis Bancorp Inc., Jeffersonville Bancorp, Letchworth Independent BS Corp., Long Island Financial Corp., State Bancorp, Inc., Suffolk Bancorp and Tompkins County Trust Company (NY).

TRANSACTIONS WITH MANAGEMENT

     Officers and directors of the Company and their affiliated companies are customers of and are engaged in transactions with the Company and its subsidiaries in the ordinary course of business on substantially the same terms (including interest rates on loans, collateral and collectibility considerations) as those prevailing at the time for comparable transactions with other borrowers and suppliers.

     The following director is engaged in transactions with the Company and is expected to continue to transact such business in the future: Mr. Andora is a member of Andora, Palmisano & Geaney, a firm that renders various legal services to the Company and its subsidiaries. During 1999, Andora, Palmisano & Geaney received fees for legal services of $325,000, including $95,000 paid pursuant to retainer contracts and $134,000 representing fees for real estate matters, the bulk of which was reimbursed to the Bank by its customers.


2.   Proposal to Approve the Outside Director's Incentive Compensation Plan

     (Item 2 on Proxy Card)

     The purpose of the Outside Director's Incentive Compensation Plan (the "Plan") is to attract qualified personnel to accept positions of responsibility as outside directors with the Company, and to provide incentives to persons to remain on the Board of the Company as outside directors. The Board of Directors is submitting the Plan for approval at the annual meeting in order to comply with certain provisions of the Internal Revenue Code. The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

ELIGIBILITY

     Persons eligible to participate in the Plan shall be those members of the Board of Directors of the Company who have not served as a full-time employee of the Company or any of its subsidiaries during the prior twelve month period. Currently, there are 11 directors eligible to participate in the Plan.

ADMINISTRATION

     The  Compensation  Committee of the Board shall  administer  the Plan.  The
Compensation Committee of the Board shall also have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of the Plan and compliance with applicable law. The Compensation Committee of the Board's interpretation and construction of any provisions of the Plan or any option granted hereunder shall be final, conclusive, and binding.

STOCK SUBJECT TO THE PLAN

     There will be reserved for use upon the exercise of options granted from time to time under the Plan an aggregate of 100,000 shares of Common Stock, subject to adjustment as provided in the Plan. The Board shall determine from time to time whether all or part of such 100,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for the grant of options under the Plan.

TAX TREATMENT AND WITHHOLDING

     All options granted under the Plan shall be Non-Qualified Stock Options not entitled to special tax treatment under the Code, as amended to date and as may be amended from time to time. The increase in the price of the stock under a Non-Qualified Stock Option at the time of exercise is taxable as ordinary income at the date of exercise - all future appreciation is considered a capital gain. The Company receives a deduction equal to the increase in the price of the stock under a Non-Qualified Stock Option at the time of exercise. The Company, as and when appropriate, shall have the right to require each holder of options purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld.

TERMINATION AND AMENDMENT

          The Board may at any time terminate or amend the Plan as it may deem advisable, except that (i) the provisions of the Plan relating to the amount of shares covered by options, the exercise price of options or the timing of option grants or exercises shall not be amended more than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act or the rules thereunder, and (ii) no such termination or amendment shall adversely affect any participant with respect to any right which has accrued under the Plan in regard to any option granted prior to such termination or amendment. By accepting an option under the Plan, each participant acknowledges the right of the Board to terminate or amend the Plan subject to the conditions set forth therein. Each member of the Board of Directors will, upon satisfying the eligibility requirements of the Plan, receive a grant of 1,000 options, with each option representing the right to purchase, upon exercise, one share of Common Stock. Provided that the director continues to be eligible under the Plan, he or she will receive an additional grant of 1,000 options on the first anniversary date of the initial grant and each anniversary date thereafter. Pursuant to Section 8 of the Plan, the exercise price of the options will be equal to the closing price of a share of Common Stock on the date of the grant as reported by the American Stock Exchange. The options will vest over a three-year period from the grant date with one-third of the options vesting each year on the anniversary date of the grant. The options will have a term of no longer than 10 years.

CHANGE IN CONTROL

          In the case of a change of control of the Company including, but not limited to, by way of a stock dividend, recapitalization, reorganization, merger, consolidation or comparable transaction, the Board may make appropriate adjustments to the number and kind of shares reserved for issuance under the Plan and upon the grant and exercise of options. In the event of a change of control of the Company, all of the options granted under the Plan shall be fully exercisable.

BOARD OF DIRECTOR RECOMMENDATION

          The Board of Directors believes that the Plan is in the best interests of the Company and the stockholders. Therefore, your directors recommend that the stockholders vote FOR ratification of this appointment.

3.  Ratification of Appointment of Independent Auditors

    (Item 3 on Proxy Card)

     Deloitte & Touche LLP served as the Company's independent auditors for the year ended December 31,1999. The Board of Directors, upon recommendation of the Audit Committee, has again reappointed the firm of Deloitte & Touche LLP as the independent auditors to examine the Company's financial statements for the year 2000. Your directors recommend that the stockholders vote FOR ratification of this appointment. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.


4.  Other Matters

          The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be presented, the persons named in the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the named proxies will vote against consideration thereof or action thereon.

Submission of Stockholder Proposals

          Proposals intended for inclusion in the proxy statement for next year's annual meeting of shareholders must be in writing and must be received by the Secretary of the Company at Park 80 West/Plaza Two, Saddle Brook, NJ 07663, not later than December 22, 2000. To be considered for inclusion in the Company's proxy statement and form of proxy for the forthcoming annual meeting, a stockholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the Securities and Exchange Commission for stockholders proposal.

Other Information

          Consolidated financial statements of the Company and its subsidiaries are included in the Company's Annual Report to Stockholders for the year 1999. Additional copies of the Annual Report to Stockholders and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained without charge from the Secretary of the Company, Park 80 West/Plaza Two, Saddle Brook, NJ 07663.

          The above notice and proxy statement are sent by order of the board of directors.
                                            Benjamin Rosenzweig,
                                            Secretary

Dated:   March 30, 2000

                                                                     APPENDIX A


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                  OUTSIDE DIRECTOR INCENTIVE COMPENSATION PLAN

     1. PURPOSE OF THE PLAN

     The purpose of this Stock Option Plan ("Plan"), to be known as the Interchange Financial Services Corporation Outside Director Incentive Compensation Plan, is to attract qualified personnel to accept positions of responsibility as outside directors with Interchange Financial Services Corporation, a New Jersey Corporation ("Company"), and to provide incentives for persons to remain on the Board of the Company as outside directors.

     2. DEFINITIONS

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Change of Control" shall mean any of the following events: (i) when any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than an affiliate of the Company or an employee benefit plan established or maintained by the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent(20%) of the combined voting power of the Company's then outstanding securities,
          (ii) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Initial Directors") cease for any reason to constitute at least seventy-five percent (75%) of the number of directors at the end of such period; provided that any individual whose election to the Board during such period was approved by a vote of at least two-thirds of the Initial Directors then in office shall himself be considered an Initial Director, or (iii) upon the approval by the Company's stockholders of (A) a merger or consolidation (other than a merger or consolidation in which there is a definitive agreement which provides that at least a majority of the directors of the surviving or resulting corporation immediately after the transaction are Initial Directors), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company.

     (c) "Common Stock" shall mean the Company's common stock, no par value, or if, pursuant to the adjustment provisions of Section 14 hereof, another security is substituted for the Common Stock, such other security.

     (d) "Effective Date" shall mean April 27, 2000, the date on which the Plan is approved by the shareholders of the Company.

     (e)  "Grant Date" shall mean the date on which an Option is granted.

     (f) "Option" shall mean the right, granted pursuant to Section 6 of the Plan, to purchase one or more shares of Common Stock.

     (g) "Optionee" shall mean a person to whom an Option has been granted under the Plan.

     (h) "Outside Director" shall mean any member of the Board who shall not have served as a full-time employee of the Company or any of the Company's subsidiaries at any time during the prior twelve month period (determined as of the applicable date or dates during the term of the Plan).

     3. STOCK SUBJECT TO THE PLAN

     There will be reserved for use upon the exercise of Options granted from time to time under the Plan an aggregate of 100,000 shares of Common Stock, subject to adjustment as provided in Section 13 hereof. The Board shall determine from time to time whether all or part of such 100,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for the grant of Options under the Plan.

     4. ELIGIBILITY

     The only persons who shall be eligible to receive Options under the Plan shall be Outside Directors.

     5. TERM

     No Option shall be granted under the Plan more than ten years after the Effective Date.

     6. ADMINISTRATION

     This Plan shall be administered by the Compensation Committee of the Board. The Compensation Committee of the Board shall also have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan and compliance with applicable law. The Compensation Committee of the Board's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be final, conclusive, and binding.

     7. GRANT

     Effective as of the date of first meeting the eligibility criteria set forth in Section 4 above, or in the event that a member of the Board satisfies such criteria as of the Effective Date of this Plan, then effective as of such Effective Date (either date being referred to herein as the initial "Grant Date"), each Outside Director shall be granted 1,000 Options, with each Option representing the right to purchase, upon exercise, one share of Common Stock. Provided that a person continues to meet the eligibility criteria (determined as such future date or dates), on the first anniversary date of the initial Grant Date, and each anniversary date thereafter (each such date being considered an additional "Grant Date"), such Outside Director shall be granted 1,000 additional Options, with each such Option representing the right to purchase, upon exercise, one share of Common Stock.

     8. OPTION PRICE

     The price at which shares of Common Stock shall be purchased upon exercise of an Option shall be equal to the closing price of a share of Stock on the date of grant as reported by the American Stock Exchange ("AMEX") or, if there is no reported trade on that date, on the last preceding date on which a trade was reported.

     9. VESTING AND EXERCISE OF OPTIONS

     Unless the exercise date of an Option is accelerated pursuant to Section 15 hereof, each Option shall be exercisable in accordance with a standard three (3) year vesting schedule (at 33% per year) from the applicable Grant Date, with each such vesting period ending on an anniversary of the Grant Date; provided, however that any portion of the Option once vested may be exercised until the expiration or termination of the Option unless the exercise date of the Option is accelerated pursuant to Section 15 hereof. Each Option shall cease to be exercisable 10 years after the date on which it is granted except as otherwise provided in Section 15 hereof.

     10. SATURDAY, SUNDAY OR HOLIDAY

     In the event that the time for the performance of any action or the giving or any notice is called for under the Plan within a period of time which ends or falls on a Saturday, Sunday or legal holiday, such period shall be deemed to and or fall on the next date following such Saturday, Sunday or legal holiday which is not a Saturday, Sunday or legal holiday.

     11. METHOD AND ORDER OF EXERCISE

     To the extent permitted by Section 9 hereof, Optionees may exercise their Options from time to time by giving written notice to the Company; provided, however, that at any time when an Optionee (or other person entitled to exercise the Option) desires to exercise any vested Options, he or she shall be required to exercise the Options in the inverse order of purchase price (that is, the Optionee shall be required to exercise the vested Options with the highest purchase price first, followed by those with the next highest purchase price, etc.). The date of exercise shall be the date on which the company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by (i) cash, (ii) a certified or bank cashier's check or (iii) surrendering shares of Common Stock of the Company (including shares being purchased by exercising the Option) to the Company having a market value equal to the amount due, or (iv) other consideration as permitted under applicable law and regulations. If the Optionee (or other person entitled to exercise the option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

     12. NON-QUALIFIED STOCK OPTIONS

     All options granted under the Plan shall be Non-Qualified Stock Options not entitled to special tax treatment under the Code, as amended to date and as may be amended from time to time.

     13. TERMINATION OF BOARD STATUS

     In the event that an Optionee ceases to serve on the Board for any reason other than cause, death, disability or resignation, such Optionee's Options shall automatically terminate three months after the date on which such service terminates, but in any event not later than the date on which such options would terminate pursuant to Section 9 hereof. In the event that an Optionee resigns or is removed from the Board by means of a resolution which recites that the Optionee is being removed solely for cause, such Optionee's options shall automatically terminate on the date such resignation or removal is effective. In the event that an Optionee ceases to serve on the Board by reason of death or disability, an Option exercisable by him shall terminate on the year after the date of death or disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Section 9 hereof. During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this Section 13 shall entitle an Optionee or his personal representative, executor or administrator to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 9 hereof on the date such Optionee ceases to serve on the Board.

     14. EFFECT OF RECAPITALIZATION

     In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination or shares, exchange of shares, or comparable transaction occurring on a date subsequent to the Effective Date of the Plan, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number of kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Board to the number and kind of shares reserved for issuance under the Plan and upon the grant and exercise of Options. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share under outstanding Options shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 14. The determination of the Board as to any such adjustment shall be final and conclusive.

     15. ACCELERATION; EXERCISE

     Notwithstanding anything to the contrary set forth in the Plan, in the event of a Change of Control, then all Options granted under this Plan shall be fully exercisable upon the occurrence of the Change of Control.

     16. OPTION GRANT

     Each grant of an Option under the Plan will be evidenced by a document in such form as the Board may from time to time approve. Such document will contain such provisions as the Board may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option, provided that such provisions are not inconsistent with any of the provisions of the Plan. The Board may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Board may deem consistent with the Plan or the terms and conditions of the option agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Board may also require the Optionee to execute and deliver such documents (including any appropriate investment letter described in Section 17) as the Board or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

     17. INVESTMENT LETTER

     If required by the Board, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933, as amended, and all applicable state securities laws or (2) exempt from such registration in the opinion of Company counsel. If required by the Board, certificates representing shares of Common Stock issued upon exercise of options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

     18. REQUIREMENTS OF LAW

     The granting of Options, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefor shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

     19. TAX WITHHOLDING

     The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld.

     20. NONASSIGNABILITY

     No Option shall be assignable or transferable by an optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, in which event the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee. Except as otherwise provided in the immediately preceding sentence, during an optionee's lifetime, no person other than the Optionee may exercise his or her Options.

     21. OPTIONEE'S RIGHTS AS SHAREHOLDER AND BOARD MEMBER

     An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the shares purchased upon exercise of the Option have been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an Optionee any right to a continued position on the Board nor shall it be deemed to give any person any other right not specifically and expressly provided in the Plan.

     22. TERMINATION AND AMENDMENT

     The Board may at any time terminate or amend the Plan as it may deem advisable, except that (i) the provisions of this Plan relating to the amount of shares covered by Options, the exercise price of Options or the timing of Option grants or exercises shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder, and
(ii) no such termination or amendment shall adversely affect any Optionee with respect to any right which has accrued under the Plan in regard to any Option granted prior to such termination or amendment. By accepting any Option under the Plan, each Outside Director acknowledges the right of the Board to terminate or amend the Plan subject to the conditions set forth above.

     23. EFFECTIVE DATE

     Notwithstanding Board approval of the Plan, no Options may be granted or exercised prior to the Effective Date. Any Options granted or exercised prior to such date shall be void and have no force or effect.

                                     (Front)
PROXY               INTERCHANGE FINANCIAL SERVICES CORPORATION
            Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeremiah F. O'Connor, Benjamin Rosenzweig and Robert P. Rittereiser as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Interchange Financial Services Corporation held of record by the undersigned on March 27, 2000, at the annual meeting of stockholders to be held April 27, 2000, or any adjournment thereof.

1.   ELECTION OF DIRECTORS
     FOR all nominees listed below  |_|               WITHHOLD AUTHORITY  |_|
     (except as marked to the contrary below)         to vote  for all  nominees
                                                      listed below

    Donald L. Correll, James E. Healey, Jeremiah F. O'Connor and Robert P. Rittereiser

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------
                                     (Back)

(Continued from other side)

2.  PROPOSAL TO APPROVE THE OUTSIDE DIRECTOR INCENTIVE COMPENSATION PLAN

       |_| FOR                |_| AGAINST                 |_| ABSTAIN

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       |_| FOR                |_| AGAINST                 |_| ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

             Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          DATED:_________________________________,2000
                          Signature___________________________________
                          Signature if held jointly___________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING ENCLOSED ENVELOPE.